EXHIBIT 10.2

FORM OF COMPANY STOCKHOLDER SUPPORT AGREEMENT

Traws Pharma, Inc.

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of December 29, 2024, is made by and among Traws Pharma, Inc., a Delaware corporation (the “Company”), and the undersigned holder (“Stockholder”) of shares of common stock, par value $0.01 per share (the “Shares”), of the Company.

WHEREAS, Stockholder beneficially owns and has sole voting power with respect to the number of Shares indicated opposite Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of the Company to enter into the Purchase Agreement (as defined below), and in consideration of the substantial expenses incurred and to be incurred by the Company in connection therewith, Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in that certain Securities Purchase Agreement, dated December 29, 2024 between the Company and the several Purchasers named therein (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of, and as a condition to, the Purchase Agreement and proceeding with the transactions contemplated thereby, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder and the Company agree as follows:

1.	Preliminary Matters. Stockholder understands that this Agreement is being provided to the Company in connection with the Purchase Agreement, and that the Company is relying upon the representations, warranties, covenants and agreements of Stockholder set forth in this Agreement. Terms not otherwise defined herein shall have the definitions set forth in the Purchase Agreement.

2.	Transaction Documents. STOCKHOLDER HAS READ, UNDERSTANDS ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE AGREEMENT AND THE ANCILLARY DOCUMENTS.

3.	Agreement to Vote Shares. Stockholder agrees that, in connection with the Stockholder Meeting referenced in Section 4.11 of the Purchase Agreement, or any adjournment or postponement thereof, Stockholder shall:

(a)            appear at such meeting or otherwise cause the Shares held by Stockholder as of the date hereof to be counted as present there at (in person or by proxy) for purposes of calculating a quorum; and

(b)            vote (or cause to be voted) all of the Shares held by Stockholder as of the date hereof that Stockholder shall be entitled to so vote: (a) in favor of the issuance of Common Stock of the Company upon exercise of the Pre-Funded Warrants and Series A Warrants in accordance with Nasdaq Listing Rule 5635(d) and (b) in favor of the issuance of Common Stock of the Company upon exercise of Pre-Funded Warrants and Series A Warrants issued to insiders in accordance with Nasdaq Listing Rule 5635(c).

4.	Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to the Company that as of the date of this Agreement:

(a)	If Stockholder is an Entity: (i) Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b)	this Agreement has been duly executed and delivered by or on behalf of Stockholder and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

(c)	(i) Stockholder is the beneficial owner of the Shares set forth in Schedule 1 below, free and clear of any and all Encumbrances of any nature or kind whatsoever (other than those imposed by applicable securities laws or the Company’s organizational documents, as in effect on the date hereof), and (ii) Stockholder has full right, power, legal capacity and authority to sell, transfer, deliver and surrender the Shares, free and clear of all Encumbrances except pursuant to the Company’s organizational documents; and

(d)	Stockholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

5.	Release of Claims.

(a)	Stockholder irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Company Released Parties (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that Holder may have had in the past, may now have or may have in the future against any of the Company Released Parties, directly or indirectly relating to or directly or indirectly arising out of: (a) any written or oral agreements or arrangements occurring, existing or entered into by Stockholder at any time; and (b) any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time; provided, however, that, in the event the Stockholder is a party to the Purchase Agreement, the Stockholder is not releasing any rights available to it under the Purchase Agreement or any other agreement entered into by Stockholder in connection with the closing of the transactions contemplated by the Purchase Agreement.

(b)	The term “Company Released Parties” means: (a) the Company and any of its respective Affiliates and (b) the current or former equity holders, officers, directors, managers, employees and agents (in their respective capacities as such) of the Company and its respective Affiliates and the successor and assigns of all of the foregoing.

(c)	The term “Claim” means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent) that may be asserted or exercised by Stockholder in Stockholder’s capacity as a holder of Shares.

(d)	Stockholder (a) represents, warrants and acknowledges that Stockholder has been fully advised by the Stockholder’s attorney of the contents of Section 1542 of the Civil Code of the State of California; and (b) hereby expressly waives the benefits thereof and any rights that Holder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6.	Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

7.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given and effective if delivered personally or sent by overnight courier (providing proof of delivery), by electronic transmission (providing confirmation of transmission) to the Company in accordance with Section 5.4 of the Purchase Agreement and to Stockholder at his, her or its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

8.	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.	Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.	No Waivers. No waivers of any breach of this Agreement extended by the Company to Stockholder shall be construed as a waiver of any rights or remedies of the Company, as applicable, with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held by such stockholder or with respect to any subsequent breach of Stockholder or any other stockholder of the Company. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11.	Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the state of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. In any action or Legal Proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the state of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or Legal Proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10, (c) waives any objection to laying venue in any such action or Legal Proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agrees that service of process upon such party in any such action or Legal Proceeding shall be effective if notice is given in accordance with Section 6 of this Agreement.

12.	Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LEGAL PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH AND THE MATTERS CONTEMPLATED HEREBY AND THEREBY.

13.	Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by electronic transmission via “.pdf” shall be sufficient to bind the parties to the terms and conditions of this Agreement.

14.	Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto.

15.	Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (a) it has read and fully understood this Agreement and the implications and consequences thereof; (b) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (c) it is fully aware of the legal and binding effect of this Agreement.

16.	Construction.

(a)	For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)	The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)	As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)	Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

(e)	The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page Has Intentionally Been Left Blank]

EXECUTED as of the date first above written.

[STOCKHOLDER]

Signature:
Name (if an Entity):
Title (if an Entity):

[Signature Page to Company Support Agreement]

EXECUTED as of the date first above written.

TRAWS PHARMA, INC.

By:	/s/ Mark Guerin
Name:	Mark Guerin
Title:	Chief Financial Officer

[Signature Page to Company Support Agreement]

SCHEDULE 1